Exhibit 10.1
SETTLEMENT AGREEMENT AND GENERAL RELEASE
     This Settlement Agreement and General Release (the “Agreement”) is entered into as of this 16th day of February, 2006 (the “Effective Date”), between Sprint Communications Company L.P., a Delaware limited partnership, having offices at 6500 Sprint Parkway, Overland Park, Kansas 66251, on behalf of itself and all parent, subsidiary and affiliated corporations (“Sprint”), excluding the business of the Sprint local telecommunications division operations as generally described in the Form 10 filed January 23, 2006, with the United States Securities and Exchange Commission by LTD Holding Company, which includes, but is not limited to the companies listed in the attached Exhibit “A,” each a corporation with its principal place of business located at 5454 W. 110th Street, Overland Park, Kansas 66211 and operating as an ILEC (as defined in 47 CFR § 6l.26(a)(2)) (“LTD Local”) and US LEC Corp., and all of its affiliates or subsidiaries, including, but not limited to US LEC of Alabama Inc., US LEC of Florida Inc., US LEC of Georgia Inc., US LEC of North Carolina Inc., US LEC of Tennessee Inc., US LEC of Virginia L.L.C., US LEC of Maryland Inc., US LEC of Pennsylvania Inc., US LEC of South Carolina Inc., and US LEC Communications Inc. (collectively “US LEC”) (Sprint and US LEC together, the “Parties”).
     WHEREAS, disputes have arisen among the Parties regarding US LEC’s charges to Sprint for certain Switched Access Services in connection with 8YY Traffic sent by US LEC to Sprint for delivery to Sprint’s 8YY customers; and
     WHEREAS, the Parties desire to enter into this Agreement to resolve all disputes between Sprint and US LEC relating to US LEC’s Switched Access Services billed for 8YY Traffic sent by US LEC to Sprint, without any admission of wrongdoing or liability on the part of either Party; and

     WHEREAS, the Parties desire to avoid future billing disputes and for that purpose an agreement governing the conduct of fixture business regarding access services (“Access Services Agreement”) is being executed contemporaneously with this Agreement.
     NOW, THEREFORE, in consideration of the mutual benefit of the exchanges detailed below, the Parties agree as follows:
     1. Payments
     a. Within ten (10) business days of the execution of this Agreement, Sprint shall pay to US LEC the total sum of [***] by wire transfer which shall be deemed full payment in settlement of all invoices sent by US LEC to Sprint for Switched Access Service for CIC 333 for all billed 8YY usage, and for all other outstanding balances arising from US LEC invoices disputed by Sprint, [***]. Payment will be made by wire transfer to:
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     b. For all US LEC invoices for Switched Access Service [***], Sprint shall make payment to US LEC by a mutually agreed electronic means for all amounts not subject to a good faith dispute under the terms of the Access Services Agreement referenced in the recitals to this Agreement and as required by [***]. In each instance of a dispute, and in accordance with the terms of [***] Sprint shall deliver to US LEC a written statement of the amount in dispute, all reasons for the dispute, and provide to US LEC any documentation in Sprint’s possession supporting Sprint’s basis to dispute the invoice.
     2. Releases
     a. Except as set forth in this Agreement, Sprint releases US LEC, and its and their directors, officers, shareholders, trustees, employees, representatives, agents, independent

[***]   These portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment.

contractors, and attorneys from any and all claims arising from the billing and payment for Switched Access Services by US LEC to Sprint, including but not limited to the billing of Switched Access Service for 8YY Traffic, at any time up to and including [***], whether such claim is known or unknown, accrued or inchoate.
     b. Except as set forth in this Agreement, upon receipt of the payment required by Paragraph 1.a hereof, US LEC releases Sprint and its and their directors, officers, shareholders, trustees, employees, representatives, agents, independent contractors, and attorneys from any and all claims arising out of the non-payment or dispute of invoices that have been issued by US LEC to Sprint for Switched Access Services, including 8YY Traffic, at any time up to and including [***], whether such claim is known or unknown, accrued or inchoate.
     3. Definitions
     For purposes of this Agreement the following definitions shall control:
     a. “Switched Access Service” means a service providing access to the switched - network of a telecommunications carrier for the purpose of originating or terminating inter-exchange interstate and intrastate telecommunications. Switched Access Service does not include local switched service, but does include 8YY Traffic sent by US LEC to Sprint.
     b. “ILEC” means an incumbent local exchange carrier (as that term is defined in 47 CFR § 61.26(a)(2)).
     c. “Proprietary Information” means information that is marked or otherwise specifically identified in writing as proprietary, confidential or trade secret. Proprietary Information includes, but is not limited to, the terms of this Agreement, and the discussions, correspondence and negotiations that led to the Agreement,

[***]  These portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment.

     d. “8YY Traffic” and “8YY Calls” means interstate and intrastate calls, including Wireless 8YY Calls, intended to terminate to a telephone number for which there is no charge to the calling party by an interexchange carrier for making and completing the calls.
     e. “Wireless 8YY Traffic” or “Wireless 8YY Calls” means interstate and intrastate 8YY calls from CMRS Providers’ subscribers.
     f. “Government Agency” means a federal or state board, agency, authority, commission, or other entity with jurisdiction over the traffic which is the subject of this Agreement, including but not limited to the Federal Communications Commission (“FCC”).
     g. “Act” means the Communications Act of 1934, as amended by the Telecommunications Act of 1996.
     h. “CMRS Provider” means an entity that provides mobile service, as defined in Section 153(27) of the Act, for profit (i.e. with the intent of receiving compensation or monetary gain), is an interconnected service; and is available to the public, or to such classes of eligible users as to be effectively available to a substantial portion of the public.
     4. Fees and Expenses
     Each Party will pay its own attorneys’ fees and expenses.
     5. Successors and Assigns
     This Agreement shall be binding upon the Parties’ successors and assigns.
     6. Confidential Nature of Settlement
     a. The Parties agree to hold in the strictest confidence the substance of any and all settlement negotiations, documents exchanged during settlement discussions, or information learned or acquired during settlement discussions, as well as the terms of any final agreements that may be reached as a result of settlement discussions (collectively, “Settlement Information”), and not to reveal any such Settlement Information to any person except as provided herein.
     b. Each party will hold in confidence Proprietary Information disclosed by the other party except if it (a) was previously known by the receiving party free from any obligation to keep it confidential, (b) is independently developed by the receiving party, (c) becomes publicly available, and/or (d) is disclosed to the receiving party by a third party without breach of any confidentiality obligation. Proprietary Information may be disclosed to an entity or person that controls a party (including such controlling party’s directors, officers and shareholders), and to a party’s legal counsel, auditors and investment advisers, provided that such representatives are bound by appropriate confidentiality obligations that by their terms include the information considered Proprietary Information hereunder. Proprietary Information may also be used in any proceeding between the Parties to establish rights and obligations under this Agreement.
     c. If either Party is required to disclose Proprietary Information in judicial or administrative proceedings, such Party will, unless prohibited by applicable law or the terms of the applicable order, (i) give the other Party prompt written notice and the opportunity, in advance of such disclosure, to seek protective arrangements and will cooperate with the other Party (at such other Party’s expense) in that regard, and (ii) disclose only that Proprietary Information required to be disclosed.
     d. US LEC and Sprint may each issue a press release regarding the settlement and this Agreement, which may include statements as to financial impact but not the specific financial terms, or as may be required by the securities laws as their respective securities counsel may advise.

     7. Authority.
     a. US LEC Corp. has full corporate and other authority to execute and deliver this Agreement, including but not limited to the release, to perform its obligations hereunder, and to consummate the transactions contemplated hereby on behalf of US LEC.
     b. US LEC has duly executed and delivered this Agreement, and this Agreement constitutes (when executed and delivered) the legal, valid and binding obligation of US LEC, and is enforceable against it in accordance with its terms, except that such enforcement (i) may be limited by bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally, and (ii) is subject to the availability of equitable remedies, as determined in the discretion of the court before which such a proceeding may be brought.
     c. Sprint has full corporate and other authority to execute and deliver this Agreement, including but not limited to the releases, to perform its obligations hereunder, and to consummate the transactions contemplated hereby.
     d. Sprint has duly executed and delivered this Agreement, and this Agreement constitutes (when executed and delivered) the legal, valid and binding obligation of Sprint, and is enforceable against it in accordance with its terms, except that such enforcement (i) may be limited by bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally, and (ii) is subject to the availability of equitable remedies, as determined in the discretion of the court before which such a proceeding may be brought.
     8. No Third Party Beneficiaries
     This Agreement does not provide and is not intended to provide third parties with any remedy, claim, liability, reimbursement, cause of action, or other privilege.

     9. Entire Agreement
     This Agreement and the Access Services Agreement referenced in the recitals to this Agreement contains the entire understanding between Sprint and US LEC with respect to the resolution of the matters addressed in this Agreement. Nothing contained in this Agreement shall have the effect of impairing US LEC’s rights or Sprint’s rights under the US LEC tariffs or under applicable law, except as specifically set forth in this Agreement or in the Access Services Agreement.
     10. Preparation of Document and Effectiveness
     Each Party has participated in the creation of this Agreement. No legal principle interpreting the Agreement against the drafter will apply. Each Party in entering into this Agreement has completely read and fully understood the terms and conditions of the Agreement. This Agreement shall not become effective unless and until the Access Services Agreement referenced in the recitals to this Agreement is fully executed. If the Access Services Agreement is not executed within five (5) business days of the date of execution of this Agreement, or if the payment contemplated by paragraph 1.a. of this Agreement is not received, then this Agreement shall become void.
     11. No Admission
     Neither any provision of this Agreement taken individually nor the Agreement taken as a whole is to be construed as an admission of liability by any of US LEC, Sprint, or their past and current directors, stockholders, officers, employees, representatives, agents, assignors or assignees.

     12. Counterparts
     The parties agree that this Agreement may be executed in a number of counterparts, each of which shall be considered an original instrument, but all of which together shall be considered but one and the same instrument. This Agreement shall be binding on all signatories hereto, even if executed in any number of counterparts,
     13. Notices
     All notices required or permitted under this Agreement and all requests for approvals, consents, and waivers must be in writing and must be delivered by a method providing for proof of delivery (including express courier if receipt is acknowledged by the recipient) and will be deemed delivered when actually received. Fax and e-mail delivery methods do not constitute written notice. Any notice or request will be delivered to the addresses specified below.
     If to US LEC:
Thomas Gooley
Vice President-Treasurer
US LEC Corp.
6801 Morrison Boulevard
Morrocroft III
Charlotte, NC 28211
Fax number: 704-602-1133
e-mail: tgooley@uslec.com
     with a copy to
General Counsel
US LEC Corp.
6801 Morrison Boulevard
Morrocroft III
Charlotte, NC 28211
Fax number: 704-319-3007
If to Sprint:
Director, Access Verification
6500 Sprint Parkway
KSOPHL0402-4A153
Overland Park, KS 66251

     with a copy to:
David Nall
Director, Government Affairs — Wireline
401 9th Street N.W.
Suite 400
DCWAS0101-462
Washington, DC 20004-2133
     and
Joseph P. Cowin
Senior Counsel
6450 Sprint Parkway
KSOPHN02I4 — 2A62l
Overland Park, KS 66251

     14. Governing Law
     a. This Settlement Agreement will be governed by the Federal Communications Act, 47 USC § 151 et seq., rulings of the FCC and by the laws of the state of North Carolina, without regard to its choice of law provisions.

Executed on behalf of	US LEC CORP., US LEC OF NORTH CAROLINA INC., US LEC OF GEORGIA INC., US LEC OF ALABAMA INC., US LEC OF TENNESSEE INC., US LEC OF SOUTH CAROLINA INC., US LEC OF PENNSYLVANIA INC., US LEC OF VIRGINIA L.L.C., US LEC OF MARYLAND INC., US LEC OF FLORIDA INC., and US LEC COMMUNICATIONS INC.

	By:	/s/ J.L. Patrick

	Print Name	J.L. Patrick

	Title:	EVP/CFO

	Date:	2/16/06

SPRINT COMMUNICATIONS COMPANY, L.P.

	By:	/s/ Kathryn B. Lawler

	Print Name:	Kathryn B. Lawler

	Title:	Director, Access Verification

	Date:	2/16/06

EXHIBIT A
Sprint Local Telephone Operating Companies
Sprint – Florida, Incorporated
Carolina Telephone and Telegraph Company
United Telephone — Southeast, Inc. (Operates in Tennessee and Virginia)
United Telephone Company of the Carolinas
Central Telephone Company
Central Telephone Company of Virginia
The United Telephone Company of Pennsylvania
United Telephone Company of New Jersey, Inc.
United Telephone Company of Ohio
United Telephone Company of Indiana, Inc.
United Telephone Company of Texas, Inc.
Central Telephone Company of Texas
Sprint Missouri, Inc.
United Telephone Company of Kansas
United Telephone Company of South central Kansas
United Telephone Company of Eastern Kansas
United Telephone Company of Southeastern Kansas
Sprint Minnesota, Inc.
United Telephone Company of the West
United Telephone Company of the Northwest
Sprint Local CICs billed by US LEC
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[***]  These portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment.